EXHIBIT 21.1

GLOBAL IMAGING SYSTEMS, INC.

Direct and Indirect Subsidiaries

NAME OF ENTITY	JURISDICTION OF ORGANIZATION	OTHER JURISDICTION(S) SUBSIDIARY QUALIFIED IN WHICH TO DO BUSINESS	ADDITIONAL NAME(S) UNDER WHICH SUBSIDIARY DOES BUSINESS	JURISDICTION IN WHICH SUBSIDIARY DOES BUSINESS UNDER ADDITIONAL NAME(S)
American Photocopy Equipment Company of Pittsburgh, LLC	Delaware	Pennsylvania	- AMCOM Office Systems - Global Solutions Group, A Division of American Photocopy Equipment Company of Pittsburgh, LLC	Pennsylvania

Berney Office Solutions, LLC and its subsidiary:	Alabama
N&L Enterprises, LLC	Alabama

Capitol Office Solutions, LLC and its subsidiary:	Delaware	District of Columbia Maryland Virginia	- Capitol Copy Products	Delaware Maryland
Stewart Business Systems, LLC	New Jersey	Pennsylvania	- Office Tech - Stewart Industries - SBS Global	All in New Jersey and Pennsylvania

Carr Business Systems, Inc.	New York	New Jersey	- Carr Business Systems - Carr-Statewide - Carr Financial Services - Global Solutions Group	All in New Jersey and New York

Commercial Equipment Company and its subsidiary:	Michigan	Ohio	- Advanced Document Solutions - The Reed Group - Reed Office Systems, Inc. - W.S. Reed Co. - Global Solutions Group, A Division of Commercial Equipment Company DBA W.S. Reed Co.	Michigan

Xerographic Solutions, Inc.	Michigan

Connecticut Business Systems, LLC	Delaware	Connecticut Massachusetts New York	- Business Systems of Westchester - Blooms Business Systems - Global Solutions Group	New York

Conway Office Products, LLC and its subsidiaries:	New Hampshire	Massachusetts Vermont
Business Equipment Unlimited and its subsidiary:	Maine		- Advanced Business Solutions - Transco Business Technologies	Maine

Global Imaging Finance Company, LLC	Delaware	Maine New Hampshire
Cameron Office Products, LLC	Massachusetts
Eastern Copy Products, LLC	New York	Pennsylvania Vermont

Northeast Copier Systems, LLC, a 99% limited partnership interest in Global Operations Texas, L.P.	Massachusetts	Rhode Island

NAME OF ENTITY	JURISDICTION OF ORGANIZATION	OTHER JURISDICTION(S) SUBSIDIARY QUALIFIED IN WHICH TO DO BUSINESS	ADDITIONAL NAME(S) UNDER WHICH SUBSIDIARY DOES BUSINESS	JURISDICTION IN WHICH SUBSIDIARY DOES BUSINESS UNDER ADDITIONAL NAME(S)
Distinctive Business Products, Inc.* and its subsidiaries:	Illinois	Indiana	- Chicago Office Technology Group - Column Office Products - Column Office Equipment - Image Manufacturing, Inc.	Illinois
Global Imaging Operations, LLC	Delaware	Illinois
Copier Sales Consultants, Inc.	Illinois		- CSC Office Automation	Illinois

Duplicating Specialties, Inc.	Oregon	Washington	- Copytronix - CTX Business Solutions - Global Solutions Group, A Division of Copytronix	Oregon

Electronic Systems, Inc. and its subsidiaries:	Virginia		- NuLaser - NuLaser Business Systems - Global Solutions Group - Ecom-division - Electronic Systems of Richmond - W.I. McKendree Company	Virginia
Copy Service and Supply, Inc. and its subsidiary:	North Carolina	South Carolina	- Office Furniture Concepts, Inc. - KOSI Office Systems - Atlantic Business Systems	North Carolina South Carolina
Carolina Office Systems, Inc.	South Carolina	North Carolina

Global Operations Texas, L.P. (1% general partnership interest owned by Global Imaging Systems, Inc. and a 99% limited partnership interest owned by Conway Office Products, LLC) and its subsidiary:	Texas

- Dahill Industries

- Lazer Systems

- Felco Office Systems

- Global Solutions Group

- Denitech Holdings LLC

- Denitech Partners LLC

- Dallas Denitech Limited

- Denitech Ft. Worth Holdings LLC

- Denitech Ft. Worth Partners LLC

-DFW Denitech Limited

- Tejas Systems Holdings LLC

- Tejas Partners LLC

-TBS Denitech Limited

- E.P.T. Systems, Inc.

- Denitech Corporation

- Denitech Ft. Worth, Inc.

- Tejas Business Systems, Inc.

Texas

Image Technology Specialists, Inc.	Massachusetts

NAME OF ENTITY	JURISDICTION OF ORGANIZATION	OTHER JURISDICTION(S) SUBSIDIARY QUALIFIED IN WHICH TO DO BUSINESS	ADDITIONAL NAME(S) UNDER WHICH SUBSIDIARY DOES BUSINESS	JURISDICTION IN WHICH SUBSIDIARY DOES BUSINESS UNDER ADDITIONAL NAME(S)
Imagine Technology Group, Inc. and its subsidiaries:	Delaware	Illinois
Lucas Business Systems, Inc.	Delaware	California	- Lucas Business Systems	California
MWB Copy Products, Inc.	California		- MWB Business Systems - Paramount Imaging - Spectrum Distribution - Southern California Business Consumers Digest	California

Lewan & Associates, Inc. and its subsidiaries:	Colorado	Wyoming	- Global Solutions Group, A Division of Lewan & Associates, Inc.	Colorado Wyoming
Arizona Office Technologies, Inc.	Arizona		- Copier Brothers - Executive Office Systems - The Copier Brothers - CB Solutions - CB Document Solutions	Arizona
Imaging Concepts of New Mexico, Inc.	New Mexico		- Image Source - Imaging Concepts of New Mexico (design on file)	New Mexico

Louis E. Marino, Sr. Incorporated	California		- Advanced Business Systems	California

Pacific Office Solutions, Inc.	California		- ARMDAP - County Business Systems - Advance Business Machines - ABM	California

Quality Business Systems, Inc.	Washington	Oregon	- QBSI - Global Solutions Group, A Division of Quality Business Systems, Inc. - Pinnell, Inc. – Tri-Cities - Pinnell	Washington Washington Washington Washington Oregon
Boise Office Equipment, Inc.	Idaho

Southern Business Communications, Inc. and its subsidiaries:	Georgia	Alabama Florida Tennessee Virginia	- Brinckmann & Associates	Georgia
AV Presentations, Inc.	Georgia
Centre Business Products, Inc.	Pennsylvania	New Jersey
Daniel Communication, Inc.	Alabama	Florida Louisiana Mississippi
ProView, Inc.	North Carolina	South Carolina

*	Distinctive Business Products, Inc. is a subsidiary of Global, Pacific Office Solutions, Inc., Stewart Business Systems, LLC, Daniel Communications, Inc., Duplicating Specialties, Inc., Carr Business Systems, Inc., Capitol Office Solutions, LLC, Eastern Copy Products, LLC, E-com division, Electronic Systems of Richmond, Inc., Electronic Systems, Inc., Quality Business Systems, Inc., Lewan & Associates, Inc., Business Equipment Unlimited, ProView, Inc., Centre Business Products, Inc., Cameron Office Products, LLC, Connecticut Business Systems, LLC, Copy Service and Supply, Inc., American Photocopy Equipment Company of Pittsburgh, LLC, Berney Office Solutions, LLC, Conway Office Products LLC, Global Operations Texas, L.P. and Southern Business Communications, Inc.